SPRINT-FLORIDA, INCORPORATED
                           Incorporated Under the Laws
                             of the State of Florida
                               September 29, 1925

                                     BYLAWS
                           AS AMENDED JANUARY 1, 1997


                               CONTENTS OF BYLAWS
                                                                         SECTION

Amendments to Bylaws ...............................................     67 - 73
Assistant Secretary ................................................     34 & 48
Assistant Treasurer ................................................     34 & 52
Board of Directors .................................................          12
Chairman of the Board ..............................................     33 & 37
Certificates of Stock ..............................................          61
Committees - Other .................................................          32
Compensation of Directors ..........................................          17
Compensation of Officers ...........................................          35
Controller .........................................................     33 & 54
Corporate Seal .....................................................          66
Duties of Officers - May be Delegated ..............................          60
Executive Committee ................................................          28
Indemnification of Directors, Officers and Employees ...............          73
Inspectors of Election .............................................          11
Lost Certificates of Stock .........................................          64
Meetings of Directors ..............................................          19
Meetings of Stockholders ...........................................           1
Notices of Meetings of Directors ...................................          24
Notices of Meetings of Stockholders ................................           4
Officers ...........................................................     33 - 60
Other Committees ...................................................          32
President ..........................................................     33 & 38
Quorum and Conduct of Meetings of Stockholders .....................           8
Secretary ..........................................................     33 & 43
Stock Record .......................................................          65
Transfer of Stock ..................................................          62
Treasurer ..........................................................     33 & 49
Vacancies ..........................................................          59
Vice Presidents ....................................................     33 & 42

                            MEETINGS OF STOCKHOLDERS

1. The annual meeting of the stockholders shall be held at the offices of the Corporation in Apopka, Florida, or at such other place either inside or outside the State of Florida as may be designated in the notice of the meeting, on such business day in the month of February of each calendar year as is determined by the Board of Directors.

2. A special meeting of the stockholders may be called at any time by the Board of Directors, the Executive Committee, the Chairman of the Board, or the President; and the Chairman of the Board, President, or the Secretary shall call a special meeting whenever requested, in writing, by five directors, or by stockholders representing twenty-five percent of the outstanding stock entitled to vote at such meeting. Such request shall specify the time and object of the proposed meeting.

3. Special meetings of the stockholders shall be held at the offices of the Corporation in Apopka, Florida, or at such other place either inside or outside the State of Florida, as may be designated in the notice of the meeting.

                       NOTICE OF MEETINGS OF STOCKHOLDERS

4. Notice of any meeting of the stockholders shall be mailed by the Secretary not less than ten nor more than forty days before the meeting, directed to each stockholder of record entitled to vote at such meeting at his address as it appears on the stock record, unless the stockholder has filed with the Secretary a written request that notices intended for him shall be mailed to some other address in which case it shall be mailed to the address designated in such request.

5. Notice of an annual meeting or of a special meeting shall state the time and place and object of such meeting.

6. The failure of any stockholders to receive notice of any meeting of stockholder shall not invalidate the meeting.

7. If amendments to the Bylaws or the Articles of Incorporation are proposed by a stockholder, group of stockholders or the Board of Directors for consideration by the stockholders at any annual meeting or special meeting, the principal provisions of such proposed amendments shall be described in said notice or attachments thereto for the stockholders perusal prior to any annual or special meeting.

                 QUORUM AND CONDUCT OF MEETINGS OF STOCKHOLDERS

8. At all meetings of the stockholders, a majority in interest of the stock entitled to vote thereat shall constitute a quorum, except where by law a greater interest is required; but a less number may adjourn the meeting to a day specified.

9. Each stockholder entitled to vote shall be entitled to one vote for each share of stock standing in the name of each such stockholder on the books of the Corporation. Any stockholder entitled to vote may vote in person or by written proxy. Upon demand of any stockholder, the vote for directors or vote upon any other matters before the meeting, shall be by ballot.

10. Except as otherwise provided by law, at any duly constituted meeting, the vote of a majority in interest of the stock represented and entitled to vote shall be sufficient to pass any measure.

                             INSPECTORS OF ELECTION

11.    Where  demand is made at a  stockholders  meeting to have vote by ballot,
       three   inspectors  of  election  shall  be  elected  by  ballot  by  the stockholders to serve during the meeting.

                               BOARD OF DIRECTORS

12. The business of the Corporation shall be managed by a Board of Directors who shall be elected by the stockholders at the annual meeting and who shall serve until their successors are elected.

13.    Vacancies in the Board may be filled by the remaining directors.

14.    The  number of directors shall not be less than five.

15.    Deleted April 17, 1974.

16. If the maximum number of directors are not elected at the annual meeting, additional directors may be elected at a special meeting, provided the notice of the meeting gives notice of such intention.

17. Directors as such shall receive no stated salaries for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance may be allowed those directors not receiving regular salaries from the Corporation, for attendance at regular and special meetings of the Board or Executive Committee provided that nothing herein contained shall be construed to preclude any director from representing the Corporation in any other capacity and receiving compensation therefore.

18. No director elected by the stockholders may be removed as a director by the Board of Directors. Any director elected by the stockholders can be removed only by a majority vote of the outstanding common stock of the corporation at a special meeting of the stockholders called for such purpose.

19. Meetings of the Board of Directors may be held at the offices of the corporation in Apopka, Florida, or at any other place either inside or outside the State of Florida.

20. A meeting of the Board of Directors for the election of officers and the transaction of general business shall be held immediately following the annual meeting of stockholders.

21. Regular meetings of the Board of Directors shall also be held at such times and places as the Board may determine.

22. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, or the President, and shall be called by the Chairman of the Board, President, or by the Secretary upon request in writing signed by two or more Directors and specifying the object of the meeting, but special meetings, at any time or place, may be held by the written consent and waiver of notice signed by all the Directors.

23. A majority of the Directors shall constitute a quorum, but a less number may adjourn a meeting to any specified time and place.

                         NOTICE OF MEETINGS OF DIRECTORS

24. Notice of any meeting of the directors shall be sent by the Secretary to each Director at least two days before such meeting, by mail, messenger or telegraph, or be given personally, or by telephone.

25. Notice of a regular meeting shall state the time and place of such meeting.

26. Notice of special meeting shall state the time, place and object of such meeting.

27. No notice shall be necessary for the annual meeting for the election of officers and the transaction of general business held immediately after the annual meeting of the stockholders.

                               EXECUTIVE COMMITTEE

28. The Board of Directors may designate by resolution from their number an Executive Committee of not less than three members. A majority of the Committee shall constitute quorum.

29. Except as otherwise provided by law, such Committee shall have and exercise all the powers of the Board of Directors in the intervals between the meetings of the Board.

30. Minutes of all meetings of the Committee shall be kept and recorded by the Secretary, and shall be from time to time reported to the Board of Directors.

31. The Chairman of the Board, or President, may designate from time to time a member of the Board of Directors to act as a member of the Executive Committee at any time or meetings thereof in place of any member of the Executive Committee absent therefrom.

                                OTHER COMMITTEES

32. The Board of Directors may designate by resolution any other committee or committees. Such other committees shall have and shall exercise such powers as shall be conferred upon them respectively by the Board of Directors.

                                    OFFICERS

33. The Officers of the corporation shall be elected, or appointed, by the Directors and shall consist of a President, such number of Vice Presidents as the Directors shall from time to time determine, a Secretary, a Treasurer and a Controller. The Directors may elect a Chairman of the Board. The Chairman of the Board of Directors and President must be members of the Board of Directors, but other officers elected or appointed may or may not be members of the Board at the option of the Board of Directors.

34. The Board of Directors may appoint one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as the Board may consider necessary, who shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the Executive Committee.

35. The salaries of the officers, elected or appointed, of the Corporation shall be fixed by the Board of Directors.

36.    More than one office may be held by one and the same person.

                                  THE CHAIRMAN

37. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and the Board of Directors at which he is present. In the absence of the Chairman of the Board, the President shall preside.

                                  THE PRESIDENT

38. The President shall have direct charge of and supervision over the entire operations of the Corporation, including operational matters, as well as financial matters, and shall be the chief executive officer of the Corporation. He shall likewise have the responsibility of carrying out the policies and decisions adopted by the Board of Directors or the Executive Committee. Upon authorization of the President, the duties of the President may be delegated to any other officer of the Corporation.

39. The President is empowered to execute deeds, bills of sale, notes, mortgages, bonds, contracts and other instruments that require execution, for and in behalf of the Corporation, and to sign certificates of stock.

40. The President shall have such other powers and perform such other duties as usually appertain to the office in business corporations or as may be delegated to him by the Board of Directors or the Executive Committee.

41. In the absence or inability of the President, the duties of the office shall be performed by such other officer of the Corporation as the Board of Directors or the Executive Committee may designate.

                               THE VICE PRESIDENT

42. An Executive Vice President and/or one or more Vice Presidents may be elected or appointed by the Board of Directors from time to time. Such Vice Presidents shall be responsible to the President.

                                  THE SECRETARY

43. The Secretary shall send all requisite notice of meetings of the stockholders, the Board of Directors, and the Executive Committee.

44. The Secretary shall attend all meetings of the stockholders, the Board of Directors and the Executive Committee and shall keep a true and faithful record of the proceedings.

45. The Secretary shall have custody of the seal of the Corporation and of all records, books, documents and papers of the Corporation, except those required to be in the custody of the Treasurer or the Controller, and except such subsidiary records as may be kept in departmental offices.

46. The Secretary shall sign and execute all documents which require his signature and execution, and shall affix the seal of the Corporation thereto and attest the same when necessary.

47. The Secretary shall have such other powers and perform such other duties as usually appertain to the office in business corporations, or as may be assigned to him by the Board of Directors or the Executive Committee.

48. Any Assistant Secretary, in case of the absence or inability of the Secretary, may exercise the powers to perform the duties of the Secretary. The Assistant Secretaries shall have such other powers and perform such other duties as may be assigned to them by the Board of Directors, the Executive Committee or the Secretary.

                                  THE TREASURER

49. The Treasurer shall receive and have charge of all funds and securities of the Corporation; he shall deposit the funds to the credit of the Corporation in such depositories as the Board of Directors or the Executive Committee shall designate, and he shall disburse the same only on written approval of the Controller or his duly authorized representative, and under such rules and regulations as the Board of Directors or the Executive Committee may adopt.

50. The Treasurer shall keep full and regular books showing all his receipts and disbursements which books shall be open at all times to the inspection of any member of the Board of Directors and he shall make such reports as the Board of Directors or the Executive Committee may require.

51. The Treasurer shall have such other powers and perform such other duties as usually appertain to the office in business corporations, or as may be assigned to him by the Board of Directors or the Executive Committee.

52. Any Assistant Treasurer shall have such powers and perform such duties as may be assigned to him by the Board of Directors, the Executive Committee or the Treasurer within the scope of his authority.

53. The Treasurer and any Assistant Treasurer shall give such security for the faithful performance of his duties as the Board of Directors or the Executive Committee may require.

                                 THE CONTROLLER

54. The Controller shall have custody and charge of all books of account, except those required by the Treasurer in keeping record of the work of his office, and shall have supervision over such subsidiary accounting records as may be kept in departmental offices.

55. The Controller shall have access to all books of account, including the records of the Secretary and the Treasurer, for purposes of audit and for obtaining information necessary to verify or complete the records of his office.

56. The Controller or his duly authorized representatives shall certify to the authorization and approval pertaining to all vouchers; and no payments from the general cash shall be made by the Treasurer except on voucher bearing the written approval of the Controller or his authorized representative.

57. The Controller shall be responsible to the President and shall perform such other duties as may be assigned to him by the Board of Directors or the Executive Committee.

58. The Controller may designate some other person or persons to perform such of his duties as he finds necessary to delegate in the ordinary conduct of the business, and shall with the approval of the Board of Directors or the Executive Committee designate some person to perform the duties of Controller in case of his absence or inability.

                                    VACANCIES

59. If the office of any Director, the Chairman of the Board, the President, Vice President, the Secretary, the Treasurer, the Controller, or any officer elected or appointed by the Board of Directors becomes vacant by reason of death, retirement, removal or otherwise, the Directors then in office may elect or appoint a successor or successors who shall respectively hold office for the unexpired term in respect to which such vacancy occurred.

                             DUTIES MAY BE DELEGATED

60. In case of the absence or inability of any officer, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate the powers and duties of such office to any other officer, or any other director, for the time being.

                              CERTIFICATES OF STOCK

61. The certificates of stock of the Corporation shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holders name and the number of shares, and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary, and shall bear the corporate seal.

                                TRANSFER OF STOCK

62. Transfer of stock shall be made on the books of the Corporation only by the person named in the certificate, or by an attorney lawfully constituted in writing, and upon surrender of such certificates.

63. The Corporation will be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any other claim to or interest in such shares on the part of any other person, whether or not it shall have express notice thereof, save as may be expressly provided by the laws of the State of Florida.

                                LOST CERTIFICATES

64. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation to that effect, and advertise the same in such manner as the Board of Directors may require, and shall give the Corporation a bond of indemnity, with one or more sureties satisfactory to the Board of Directors, in at least double the par value of the stock represented by the certificate claimed to be lost or destroyed, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, but always subject to the approval of the Board of Directors.

                                  STOCK RECORD

65. A stock ledger shall be maintained showing a record of the stock holding of each stockholder.

                                 CORPORATE SEAL

66.    The  corporate  seal  shall  have  inscribed  thereon:   "Sprint-Florida,
       Incorporated.  Corporate Seal."

                                   AMENDMENTS

67. The Articles of Incorporation, Article VI, provides that "The bylaws may be adopted or amended only by a majority of all the voting stock voting in person or by proxy".

68. Any stockholder or group of stockholders of record can propose amendments to the Bylaws or the Articles of Incorporation by a notice in writing to the Secretary, outlining in sufficient detail such proposed amendments to be considered at any annual meeting of the stockholders. Such notice must be sufficiently in advance of the annual meeting and in the hands of the Secretary in time to comply with Sections Four and Seven of these bylaws entitled "Notice of Meetings of Stockholders."

69. Stockholders representing twenty-five percent of the total outstanding stock entitled to vote can propose amendments to the Bylaws or Articles of Incorporation by a notice in writing to the Secretary outlining in sufficient detail such proposed amendments and the request that a special meeting of the stockholders be called in accordance with Section Two of these Bylaws, entitled "Meetings of Stockholders."

70. Any proposals for amendments to the Bylaws or the Articles of Incorporation can be recommended by any elected or appointed officer or the Executive Committee, but must have approval of the Board of Directors before being recommended by the management of the Company as a group for consideration at any annual or special meeting of the stockholders. Any officer who is also a stockholder, however, shall have the right as a stockholder, to propose amendments to the Bylaws or Articles of
       Incorporation  at any  annual  meeting  of the  stockholders  so  long as
       Section 68 under this heading is complied with.

71. In no event shall any amendment or amendments to the Bylaws or the Articles of Incorporation be considered valid unless proper notice of such amendment or amendments is given to stockholders in advance of any annual or special meeting in compliance with Sections 4, 7, 68, 69 and 70 of these Bylaws.

72. That whenever in these Bylaws the word "stockholder" or "stockholders" is used, it shall be construed to mean only the holder or holders of stock entitled to vote pursuant to the Certificate of Incorporation, except, however, as used in Bylaw Number 65 pertaining to the maintenance of a stock ledger; and wherever in these Bylaws the word "stock" is used, it shall be construed to mean stock possessing voting power pursuant to the Certificate of Incorporation, except, however, as used in Bylaws Numbers 39, 61, 62, 63, 64 and 65 pertaining generally to the issuance of stock certificates and maintenance of stock records.

73.     Indemnification of Officer and Directors.

       (a)    Limitation of Liability.

              No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him or her as a director or officer of the Corporation in good faith, if such person (1) exercised or used the same degree of care and skill as a prudent man or woman would have exercised or used under the circumstances in the conduct of his or her own affairs, or (2) took or omitted to take such action in reliance on advice of counsel for the Corporation or upon statements made or information furnished by officers or employees of the Corporation which he or she had reasonable grounds to believe.

       (b)    Indemnification

              (1) Actions Other Than Those by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
                    fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization), and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                    (2) Action by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer, of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization) and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation (or such other corporation or organization) unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

              (3) Successful Defense of Action. Notwithstanding, and without limitation of, any other provision of this Section 73, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (1) or
                    (2) of this Section 73, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

              (4)   Determination  Required. Any indemnification under paragraph
                    (1) or (2) of this Section 73 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said paragraph. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the particular action, suit or proceeding, or (ii) if a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

              (5) Advance of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of a satisfactory undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Section 73.

       (c)    Nonexclusivity; Duration.

              The indemnifications, rights, and limitations of liability provided by this Section 73 shall not be deemed exclusive of any other indemnifications, rights or limitations of liability to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, either as to action in his official capacity or as to action in another capacity while holding office, and they shall continue although such person has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.






















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